Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
E-Waste Systems, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated August 1, 2013, with respect to the financial statements of E-Waste Systems, Inc., in its registration statement on Form S-8 relating to the registration of 30,000,000 shares of $0.001 par value common stock.  We also consent to the reference of our firm under the caption “interests of named experts and counsel” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC
      Sadler, Gibb & Associates, LLC
Salt Lake City, UT
August 1, 2013